Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 of our reports dated August 20, 2015, relating to the financial statements of Net 1 UEPS Technologies, Inc. and its subsidiaries (collectively, the “Company”), and the effectiveness of the Company’s internal control over financial reporting, appearing in the Annual Report on Form 10-K of Net 1 UEPS Technologies, Inc. for the year ended June 30, 2015, and to the reference to us under the heading “Experts” in the Prospectus, which is part of this Registration Statement.

/s/ Deloitte & Touche (South Africa)
Johannesburg, South Africa
Registered Auditors

June 10, 2016

National Executive: *LL Bam Chief Executive     *AE Swiegers Chief Operating Officer     *GM Pinnock Audit
*N Sing Risk Advisory     *NB Kader Tax     TP Pillay Consulting     S Gwala BPaaS
*K Black Clients & Industries     *JK Mazzocco Talent & Transformation     *MJ Jarvis Finance
*M Jordan Strategy     *MJ Comber Reputation & Risk     *TJ Brown Chairman of the Board

A full list of partners and directors is available on request	*Partner and Registered Auditor